Exhibit 99.1

Press Release

CONTACT:                               Kathy McConnell

Gregory FCA

610-228-2149

kmcconnell@gregoryfca.com

ARRAY BIOPHARMA AND PIERRE FABRE ANNOUNCE DEVELOPMENT AND COMMERCIALIZATION COLLABORATION FOR TWO NOVEL ONCOLOGY PRODUCTS, BINIMETINIB AND ENCORAFENIB

— Array to receive a $30 million up-front payment and up to $425 million in additional development and commercialization milestones, as well as robust double-digit royalties on future sales —

— Array retains full commercialization rights to binimetinib and encorafenib in
United States, Canada, Japan and Korea —

—NEMO Phase 3 trial remains on-track for top-line results by end of 2015 —

— Array to host conference call November 16, 2015 at 9:00 am Eastern Time —

Boulder, Colo. (November 16, 2015) — Array BioPharma Inc. (Nasdaq: ARRY) and Pierre Fabre today announced a collaboration to globally develop and commercialize Array’s late-stage novel oncology products, binimetinib and encorafenib. Binimetinib, a MEK inhibitor, and encorafenib, a BRAF inhibitor, are currently advancing in three, global Phase 3 trials for melanoma and ovarian cancer. Top-line results from NEMO, a Phase 3 study of binimetinib in patients with NRAS-mutant melanoma, are anticipated before the end of 2015.  Array plans to host a conference call on November 16, 2015 at 9:00 am ET to discuss the collaboration.

Under the terms of the agreement, Array will receive an upfront payment of $30 million and retains exclusive commercialization rights for binimetinib and encorafenib in the United States, Canada, Japan, Korea and Israel.  Pierre Fabre will have exclusive rights to commercialize both products in all other countries, including Europe, Asia and Latin America. Array is entitled to receive up to $425 million if certain development and commercialization milestones are achieved, and is eligible for robust, tiered double-digit royalties. Array and Pierre Fabre have agreed to split future development costs on a 60:40 basis (Array:Pierre Fabre) with initial funding committed for new clinical trials in colorectal cancer and melanoma.  All ongoing binimetinib and encorafenib clinical trials remain substantially funded through completion by Novartis.

Pierre Fabre Oncology, a business unit of the global 10,000-employee Pierre Fabre company, is supported by over 1,000 employees with a strong focus on European markets.  In 2014, worldwide annual sales of Pierre Fabre Oncology products surpassed $200 million on the strength of the Oral Navelbine, Javlor and Busilvex brands. In addition, Pierre Fabre has a significant commitment and track record in pharmaceutical R&D, developing products for patients afflicted with lung, breast and other solid tumors and hematological cancers.

“In Pierre Fabre we selected a partner with a European and emerging market focus in oncology to develop and commercialize binimetinib and encorafenib in these geographies,” said Ron Squarer, Chief Executive Officer, Array BioPharma. “With Phase 3 trials approaching data readouts, and over 30 additional Phase

1/2 trials underway, we are confident that binimetinib and encorafenib are well positioned for near-term regulatory submissions and significant commercial value.”

“Pierre Fabre is strongly committed to develop and commercialize oncology products,” said Frederic Duchesne, Chief Executive Officer, Pierre Fabre Pharmaceuticals. “This partnership with Array is aligned with our growth strategy in Pharmaceuticals, our geographic footprint, and our corporate mission to bring to the market novel oncology products which address unmet patient needs. Binimetinib and encorafenib will fit perfectly with our broad expertise in oncology and dermatology, and will strengthen our current portfolio and international presence.”

The agreement remains subject to European Commission on Competition review and approval.

CONFERENCE CALL INFORMATION

Array will hold a conference call on Wednesday, November 16, 2015 at 9:00 a.m. Eastern Time to discuss these results.  Ron Squarer, Chief Executive Officer will lead the call.

Date:	Monday, November 16, 2015
Time:	9:00 a.m. Eastern Time
Toll-Free:	(844) 464-3927
Toll:	(765) 507-2598
Pass Code:	80617598

Webcast, including Replay and Conference Call Slides:

http://edge.media-server.com/m/p/x7ng6en5/lan/en

About Binimetinib and Encorafenib

RAF and MEK are key protein kinases in the RAS/RAF/MEK/ERK pathway. Research has shown this pathway regulates several key cellular activities including proliferation, differentiation, migration, survival and angiogenesis. Inappropriate activation of proteins in this pathway has been shown to occur in many cancers, such as non-small cell lung cancer, melanoma, colorectal, ovarian and thyroid cancers. Binimetinib is a small molecule MEK inhibitor and encorafenib is a small molecule BRAF inhibitor, both of which target key enzymes in this pathway. Three Phase 3 trials in advanced cancer patients continue to advance: NRAS-mutant melanoma (NEMO, with binimetinib), low-grade serous ovarian cancer (MILO, with binimetinib) and BRAF-mutant melanoma (COLUMBUS, with binimetinib and encorafenib). NRAS-mutant melanoma represents the first potential indication for binimetinib, with a projected regulatory filing estimated in the first half of 2016. Array also projects a regulatory filing of binimetinib in combination with encorafenib in BRAF melanoma in 2016.

About Pierre Fabre

Pierre Fabre is a French privately-owned health and beauty care company created in 1961 by Mr. Pierre Fabre. In 2014, global sales reached €2.1 billion across 130 countries. The company is structured around two divisions: Pharmaceuticals (Prescription drugs, Consumer Health Care) and Dermo-cosmetics (including the European and Asian market-leader Eau Thermale Avène brand). Pierre Fabre employs some 10,000 people worldwide and owns subsidiary in 43 countries. In 2014, the company allocated 17 percent of its pharmaceuticals sales to R&D with a focus on 4 therapeutic areas: oncology, dermatology, CNS and consumer health care.

Pierre Fabre’s oncology know-how is based on 3 decades of experience in the discovery, development and global commercialization of innovative cancer drugs including monoclonal antibodies and natural cytotoxic agents. The company performs its oncology R&D in two major research centres: the Pierre Fabre Immunology Centre (CIPF) based in Saint-Julien-en-Genevois (France) and the Pierre Fabre

Research Institute (IRPF) located on the Toulouse-Oncopole campus. The latter is officially recognized by the French government as a National Center of Excellence for cancer research.

For more information on Pierre Fabre, please go to www.pierre-fabre.com.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Six registration studies are currently advancing related to three cancer drugs. These programs include binimetinib (MEK162), encorafenib (LGX818) and selumetinib (AstraZeneca). For more information on Array, please go to www.arraybiopharma.com.

Array BioPharma Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the potential to receive milestone and royalty payments under the Agreement with Pierre Fabre, the effectiveness of the agreement with Pierre Fabre, the timing of the announcement of the results of clinical trials for the binimetinib and encorafenib programs, the timing of the completion or initiation of further development of the binimetinib and encorafenib programs, including the timing of regulatory filings, expectations that events will occur that will result in greater value for Array, and the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate,. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the willingness of the European Commission on Competition to approve the agreement with Pierre Fabre; our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially-viable drugs; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array to meet objectives tied to milestones and royalties; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; and our ability to attract and retain experienced scientists and management. We are providing this information as of November 16, 2015. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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